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                                                                     EXHIBIT 5.1

                          [DYKEMA GOSSETT LETTERHEAD]


                                 April 5, 1999


Oxford Automotive, Inc.
1250 Stephenson Highway
Troy, Michigan  48083

      Re: Registration Statement on S-4 in connection with the Exchange Offer of 10 1/8% Senior Subordinated Notes Due 2007, Series D for 10 1/8% Senior Subordinated Notes Due 2007, Series A, B and C

Ladies and Gentlemen:

         We have acted as counsel for Oxford Automotive, Inc., a Michigan corporation (the "Company") and Lobdell Emery Corporation, a Michigan corporation, Winchester Fabrication Corporation, a Michigan corporation, Creative Fabrication Corporation, a Tennessee corporation, Parallel Group International, Inc., an Indiana corporation, Laserweld International LLC, an Indiana limited liability company, Concept Management Corporation, a Michigan corporation, Lewis Emery Capital Corporation, a Michigan corporation, Howell Industries, Inc., a Michigan corporation, RPI Holdings, Inc., a Michigan corporation, RPI, Inc., a Michigan corporation, Prudenville Manufacturing, Inc., a Michigan corporation, Oxford Suspension, Inc., a Michigan corporation, OASP, Inc., a Michigan corporation and OASP II, Inc., a Michigan corporation (each a "Subsidiary Guarantor" and together the "Subsidiary Guarantors") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-4 (the "Registration Statement") relating to the Exchange Offer by the Company of up to $200,000,000 aggregate principal amount of 10 1/8% Senior Subordinated Notes due 2007, Series D (the "Notes") for $125,000,000 aggregate of 10 1/8% Senior Subordinated Notes due 2007, Series A, $35,000,000 aggregate of 10% Senior Subordinated Notes due 2007, Series B and $40,000,000 aggregate of 10 1/8% Senior Subordinated Notes due 2007, Series C. The Notes are to be issued pursuant to an Indenture (the "Indenture") by and among the Company and U.S. Bank Trust National Association, as Trustee.

         In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         Based upon the foregoing, we are of the opinion that:



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                          [DYKEMA GOSSETT LETTERHEAD]

Oxford Automotive, Inc.
April 5, 1999
Page 2

          1. The Notes, when executed and authenticated in accordance with the terms of the Indenture, and upon issuance in accordance with the terms of the Exchange Offer in the Prospectus constituting a part of the Registration Statement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (a) the enforceability thereof may be limited by or subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          2.                Each guaranty of the Subsidiary Guarantors, when
                           executed and authenticated in accordance with the terms of the Indenture, and upon issuance in accordance with the terms of the Exchange Offer in the Prospectus constituting a part of the Registration Statement, will be a valid and binding obligation of each Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as (a) the enforceability thereof may be limited by or subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter affecting creditors' rights generally and (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

         In rendering the opinions set forth above, we have assumed that the laws of the State of New York as to the enforceability of the Notes and the guaranties of the Subsidiary Guarantors are not different from the laws of the State of Michigan (excluding the choice of law rules).

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Act.


                                            Very truly yours,

                                            DYKEMA GOSSETT PLLC

                                            /s/ Dykema Gossett PLLC